EXHIBIT 99.1

EMPLOYEE AWARD AGREEMENT
Non Qualified Options
Pursuant to
THE BOMBAY COMPANY, INC.
1996 LONG-TERM INCENTIVE STOCK PLAN
(RETENTION AWARD)

This Award Agreement (“the Agreement”) is made this 3rd day of March, 2006 between THE BOMBAY COMPANY, INC., a Delaware corporation (the “Company”) and __________________, an employee of the Company or one of its subsidiaries (the “Employee”).

WHEREAS, the Company desires to carry out the purposes of The Bombay Company, Inc. 1996 Long-Term Incentive Stock Plan (the “Plan”) by affording Employee the opportunity to purchase shares of the Company’s $1.00 par value common stock (the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth for other good and valuable consideration, the parties hereto agree as follows:

1.
Grant of Award. The Company hereby grants to Employee the right and option (the “Option”) to purchase an aggregate of _________ shares of the Company’s Shares, such Shares being subject to adjustment as provided in paragraph 8 hereof, and on the terms and conditions herein set forth. The Shares granted pursuant to this Option (the “Option Shares”) are granted as a non-qualified option.

2. Purchase Price. The purchase price of the Option Shares shall be $3.29 per Share, such purchase price being 100% of the fair market value of such Shares on the date first appearing above (the “Date of the Grant”).

3. Exercise of Award. Unless expired as provided in paragraph 5 below, and subject to the special provisions of paragraph 6 below, the Award for Option Shares may be exercised in full or in part commencing on the second anniversary of the Date of Grant.

4. Manner of Exercise; Payment of Purchase Price.

A. Subject to the terms and conditions of this Agreement, the Award shall be exercised by written notice to the Company at its principal office. Such notice shall state the election to exercise the Award and shall specify the number of Option Shares sought to be exercised pursuant to the notice. Such notice of exercise shall be signed by Employee and shall be irrevocable when given.

B. The notice of exercise shall be accompanied by the full payment of the purchase price for the Option Shares in cash by certified check or bank cashiers check or through satisfactory arrangements for payment by a broker representing the Employee in the sale of some or all of the Option Shares. Subject to approval of an authorized Committee of the Board of Directors (the “Committee”), payment of the purchase price may be accomplished by the surrender of stock certifications representing Shares having an aggregate fair market value on the date of exercise equal to the purchase price of the Option Shares, or by a combination of cash and Shares.

C. Upon receipt of the purchase price, and subject to the terms of paragraph 11, a certificate representing the Option Shares exercised shall be registered in the name of the person or persons so exercising the Award. In the event the Award shall be exercised pursuant to paragraph 7, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof satisfactory to the Company of the right of such person or persons to exercise the Award. All Share issued as a result of an exercise of an Award as provided herein shall be fully paid and non-assessable.

D. The payment of withholding tax liability by Employee shall be a condition precedent to the Company’s obligation to issue any certificates for Shares resulting from an exercise of an Award.

5. Exercise and Expiration of Award. This Award, if not exercised, shall expire and become null and void upon the expiration of three (3) months after Employee ceases to be employed by the Company or any of its subsidiaries (subject to being extended based upon service duration with the Company) unless such termination shall have been for cause, as determined by the Committee, in which event the Award shall be null and void as of the date of such termination. Notwithstanding the above, if Employee retires from the Company or any of its subsidiaries (as determined by the Committee in its sole discretion), the Award may, at the Committee’s discretion, remain exercisable for a period not to exceed 36 months following such retirement. In the event of Employee’s death or permanent disability, the Award shall be exercisable for a period of 12 months following such death or disability. Notwithstanding the above, the Award shall, without exception, become null and void once a period of 7 years shall have lapsed since the Date of Grant. Except as provided in paragraph 6 below, only those portions of this Award vested as of the date of termination of Employee’s employment may be exercised.

6. Acceleration of Exercise Dates. Notwithstanding the provisions of paragraph 3 above relating to the vesting of this Award in installments, the Committee may, in its discretion, permit this Award to be immediately exercisable, until the expiration date provided in paragraph 5 above, for the entire number of Option Shares covered hereby upon the retirement of Employee or any Change in Control of the Company (as defined in the Plan).

7. Award Nontransferable. Unless permitted by law or regulation and approved by the Committee, the Award and any right related thereto shall not be transferable by Employee otherwise than by will or by the laws of descent and distribution and may be exercised during Employee’s lifetime only by Employee. Upon the death of Employee, the Award may be exercised by Employee’s executor, administrator, legatee or distributee, as the case may be.

8. Adjustments of Shares Subject to Award. If any Shares shall at any time be changed or exchanged by reason or reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares or a dividend payable in stock, then the aggregate number of Option Shares subject to this Agreement and the purchase price of such Option Shares shall be automatically adjusted such that Employee’s proportionate interest shall be maintained as before the occurrence of such event. The determination of any such adjustment by the Committee shall be final, binding and conclusive.

9. No Contract. This Agreement does not constitute a contract for employment and shall not affect the right of the Company to terminate Employee’s employment for any reason whatsoever.

       10. Rights as Shareholder. This Award shall not entitle Employee or any permitted transferee to any rights of a shareholder of the Company or to any notice of proceedings of the Company with respect to any Option Shares issuable upon exercise of this Award unless and until the Award has been exercised for such Shares.

11. Restriction on Issuance of Shares. The Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Award prior to the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, and the completion of any registration or other qualification of such Shares under any state or federal law, ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. In addition, if Shares reserved for issuance upon exercise of Awards shall not then be registered under the Securities Act of 1933, the Company may, upon Employee’s exercise of any Award, require Employee or his permitted transferee to represent in writing that the Shares being acquired are for investment and not with a view to distribution, and may mark the certificate for the Shares with a legend restricting transfer and may issue stop transfer orders relating to such certificate to the transfer agent.

12. Lapse of Award. The Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

13. Confidentiality and Non-Solicitation Restrictions. In consideration of Employee’s receipt of the above stock option grant, Employee agrees as follows:

A. Employee will not disclose to any person any confidential information obtained while in the employ of the Company, including, without limitation, any of the Company’s inventions, methods of distribution, vendors, customers or other trade secrets; provided, however, that this provision shall not preclude Employee from use of or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or court order. Upon termination of employment with the Company, Employee shall immediately return to the Company all documents, reports, files, memoranda, records, keys and pass cards, software and other physical or personal property which Employee has received or prepared or helped to prepare in connection with his or her employment which is in Employee’s possession or control and Employee agrees not to retain any copies, duplications, reproductions or excerpts thereof.

B. Employee will not now or for a period of one (1) year in the future solicit and/or attempt to recruit employees of the Company for other employment with any subsequent employer or attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

C. In the event Employee fails to comply with the provisions of paragraphs A and B above, the Company shall have the right to rescind any transaction involving the Shares granted pursuant to this option up to six (6) months prior to such failure to comply and for up to two (2) years thereafter. In the event of any such rescission, Employee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Employee by the Company.

14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

15. Governing Instrument and Law. This Award and any Shares issued hereunder shall in all respects by the terms and provisions of the Plan, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

THE BOMBAY COMPANY, INC.

By: ________________________
Michael J. Veitenheimer
Senior Vice President & General Counsel

Accepted and Agreed:

_______________________________                            Date: _____________________________